UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                          Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Ceridian HCM Holding Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of Change of Location

of the Annual Meeting of Stockholders to be held on April 28, 2020 for Ceridian HCM Holding Inc.

TO THE STOCKHOLDERS OF CERIDIAN HCM HOLDING INC.:

Due to the public health impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Ceridian HCM Holding Inc. to be held on Tuesday, April 28, 2020 at 9:00 a.m. Central Daylight Time has been changed to a virtual meeting. You will not be able to attend the Annual Meeting in person this year.

Virtual meeting date:	Tuesday, April 28, 2020
Virtual meeting time:	9:00 a.m. CDT
Virtual meeting registration:	https://www.proxydocs.com/CDAY

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 2, 2020, a valid proxy holder of such stockholder, or a designated representative.

To take part in the Annual Meeting, qualified individuals must register online by visiting proxydocs.com/CDAY (the “Annual Meeting Website”) and following the applicable instructions. In order to register, you must enter the control number found on the stockholder’s proxy card previously sent. Registration must be completed by Friday, April 24, 2020 at 4:00 p.m. CDT in order to attend the Annual Meeting.

After completion of registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to the registrant. You may vote and submit questions during the Annual Meeting by following the instructions available to meeting attendees.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the methods described in the proxy materials for the Annual Meeting. Stockholders who have sent in proxies or voted via telephone or internet do not need to take any further action. Any stockholder who has not yet voted on the day of the Annual Meeting may do so by clicking on the voting button on the Annual Meeting Website and following the applicable voting instructions.

By Order of the Board of Directors,

William E. McDonald

SVP, Deputy General Counsel & Corporate Secretary

April 8, 2020

Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders. The Proxy Statement and Annual Report are available at proxydocs.com/CDAY.